CERTIFICATION
                PURSUANT TO SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, as Principal Executive Officer of Schroder Capital Funds (Delaware) (the "Trust"), with respect to the report on Form N-CSR of the Trust for the period ended October 31, 2003 as filed with the Securities and Exchange Commission, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's knowledge:

         1. such report on Form N-CSR for the period ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in such report on Form N-CSR for the period ended October 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:  December 29, 2003

                                               /s/ Catherine A. Mazza
                                               ----------------------
                                               Catherine A. Mazza
                                               Principal Executive Officer
                                               Schroder Capital Funds (Delaware)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO SCHRODER CAPITAL FUNDS (DELAWARE) AND WILL BE RETAINED BY SCHRODER CAPITAL FUNDS (DELAWARE) AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.